UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 2, 2015 (May 28, 2015)

Credit Suisse Park View BDC, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55361	47-1520456
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Madison Avenue, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 325-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2015, the Board of Directors of Credit Suisse Park View BDC, Inc. (the “Company”) promoted Rocco DelGuercio, Treasurer of the Company, to Chief Financial Officer of the Company effective immediately. Bruce S. Rosenberg stepped down as Chief Financial Officer of the Company effective May 28, 2015 to pursue other opportunities.

Mr. DelGuercio, age 52, has served as the Company’s Treasurer since August 2014. Mr. DelGuercio has served as Vice President of Credit Suisse Asset Management, LLC since May 2013. Mr. DelGuercio was also appointed as Chief Financial Officer of the Credit Suisse Group AG (together with its affiliated entities, “Credit Suisse”) open-end funds, Credit Suisse Asset Management Income Fund Inc. and Credit Suisse High Yield Bond Fund where he has served as Treasurer since May 2013 and served in various other capacities at Credit Suisse from June 1996 to March 2004. From February 2012 to April 2013, Mr. DelGuercio was an independent contractor. Prior to that, Mr. DelGuercio served as Director of Legg Mason & Co., LLC from March 2004 to January 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Credit Suisse Park View BDC, Inc.

Date: June 2, 2015	By:	/s/ John G. Popp
		Name:	John G. Popp
		Title:	Chief Executive Officer